Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Spectrum Pharmaceuticals, Inc.

Henderson, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the financial statements of Talon Therapeutics, Inc. (the “Company”), which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

San Jose, California

August 6, 2013